Exhibit 1.3
Organizational Guidelines and Regulations
of Credit Suisse Group AG and of Credit Suisse AG
Valid as of April 23, 2009

Index
ABBREVIATIONS AND DEFINITIONS
PREAMBLE

I INTRODUCTION
1 Scope and Content
2 Approval Procedures for Urgent Business Matters

II BOARD OF DIRECTORS
3 Organization
4 Chairman
5 Responsibilities and Authorities
6 Monitoring, Access to Information, Reports
7 Committees
8 Chairman’s and Governance Committee
9 Audit Committee
10 Compensation Committee
11 Risk Committee

III MANAGEMENT ORGANIZATION
12 General Provisions
13 Chief Executive Officer
14 Executive Board
15 ExB Committees
15.1 Capital Allocation and Risk Management Committee
15.2 Risk Processes and Standards Committee
15.3 Reputational Risk and Sustainability Committee
15.4 Other Committees

IV SHARED SERVICES FUNCTIONS
16 General Provisions
17 Chief Financial Officer
18 Chief Risk Officer
19 Group Chief Risk Officer
20 Chief Operating Officer
21 Chief Information Officer
22 General Counsel

V DIVISIONS
23 General Provisions
24 Divisional Chief Executive Officer
25 Divisional Management Committee
26 Divisional Risk Management Committee

VI REGIONAL MANAGEMENT
27 General Provisions
28 Regional Chief Executive Officer
29 Regional Management Committee

VII INTERNAL AUDIT
30 Internal Audit

VIII SPECIAL PROVISIONS
31 Conflicts of Interest
32 Titles, Signing Authorities and Powers of Attorney
33 Meetings and Minutes
34 Financial Year

ANNEX A – APPROVAL AUTHORITIES

I AUTHORITY FOR COUNTERPARTY LIMITS AND TRANSACTIONS
1 General Provisions
2 Approval Authorities

II AUTHORITY FOR COUNTRY LIMITS
3 Approval Authorities

III TRADING ACTIVITIES
4 Trading Activities

IV ILLIQUID INVESTMENTS
5 General Provisions
6 Approval Authorities

V FORMATIONS, LIQUIDATIONS, MERGERS, ACQUISITIONS, DIVESTITURES, LONG-TERM PARTICIPATIONS AND OTHER ACTIONS AND TRANSACTIONS
7 General Provisions
8 Formation and Liquidation of Subsidiaries
9 Merger, Consolidation or Similar Transaction; Acquisition or Divestiture of a Subsidiary, Interest in a Subsidiary or Assets Constituting a Business
10 Acquisition or Divestiture of a Long-Term Participation
11 Establishment or Closure of Branches and Representative Offices
12 Approval Authorities

VI REPUTATIONAL RISKS
13 Reputational Risk Management

VII FINANCING MATTERS AND CAPITAL EXPENDITURES
14 Financing of the Bank and its Subsidiaries
15 Capital Expenditures

ANNEX B – APPROVAL AUTHORITIES FOR CREDIT SUISSE GROUP AG LEGAL ENTITY SPECIFC MATTERS

I CAPITAL STRUCTURE

II SHARE REGISTER

ANNEX C – CORPORATE BODIES

This OGR was approved by the Boards of Directors of Credit Suisse Group AG and of Credit Suisse AG on April 23, 2009.
This OGR was approved by the FINMA on May 7, 2009.

ABBREVIATIONS AND DEFINITIONS
AC Audit Committee
AGM Annual General Meeting
ALM Asset and Liability Management
AM Asset Management Division
ANL Analyst
AoA Articles of Association
ASO Associate
AVP Assistant Vice President
Bank Credit Suisse AG
BCP Business Continuity Planning
BoD Board of Directors
CARMC Capital Allocation and Risk Management Committee
CC Compensation Committee
CCO Chief Credit Officer
CEO Chief Executive Officer
CFO Chief Financial Officer
CGC Chairman’s and Governance Committee
Chairman Chairman of the BoD (unless otherwise stated)
CIO Chief Information Officer
COO Chief Operating Officer
CRM Credit Risk Management
CRO Chief Risk Officer
CS Credit Suisse AG and all its direct and indirect subsidiaries or other enterprises owned or controlled by CSG and allocated to the management of the Bank
CSG Credit Suisse Group AG
DIR Director
Divisional CEO Chief Executive Officer of any of the Divisions
ERC Economic Risk Capital
ExB Executive Board
FINMA Swiss Financial Market Supervisory Authority
GC General Counsel
GCRO Group Chief Risk Officer
Group CSG and all its direct and indirect subsidiaries
IB Investment Banking Division
ICS Internal Control System
IT Information Technology
MC Management Committee
MDA Managing Director Senior Advisor
MDR Managing Director
OGR Organizational Guidelines and Regulations
PB Private Banking Division
RC Risk Committee
Regional CEO Chief Executive Officer of any of the four geographic regions. i.e. Switzerland; Europe, Middle East and Africa; the Americas; and Asia-Pacific
RMM Risk Measurement and Management
RPSC Risk Processes and Standards Committee
RRSC Reputation Risk and Sustainability Committee
RWA Risk Weighted Assets
ShS Shared Services
ShS Functions The areas of responsibility allocated to the COO, CFO, GCRO, CRO, CIO, and GC
SOX United States Sarbanes-Oxley Act of 2002
VAR Value-at-Risk
VP Vice President

Notes:
- The titles and functions used in this document apply to both genders.
- The English Version of these Regulations shall prevail in an event of any interpretation conflict.

PREAMBLE

Credit Suisse Group AG is a holding company domiciled in Zurich, Switzerland. Its statutory purpose is to hold direct or indirect interest in all types of businesses in Switzerland and abroad, in particular in the areas of banking, finance, asset management and insurance.

The banking business of Credit Suisse Group AG is performed by Credit Suisse AG and its direct and indirect subsidiaries. Credit Suisse AG is domiciled in Zurich, Switzerland. Its statutory purpose is the operation of a bank, and its scope of operations extends to all types of banking, financial, advisory, service, and trading activities in Switzerland and abroad. In addition, Credit Suisse Group AG has allocated its directly held banking subsidiaries, in particular Clariden Leu Holding AG, Neue Aargauer Bank AG and Bank-now AG, to the management of Credit Suisse AG.

Credit Suisse AG is an integrated global bank operating through three divisions – the Investment Banking Division, the Private Banking Division and the Asset Management Division – and a Shared Services organization providing infrastructure and services. In addition, four geographic regions have been defined: Switzerland; Europe, Middle East and Africa; the Americas; and Asia-Pacific. The regional management layer is designed to ensure targeted and efficient co-ordination of cross-divisional market development in the regions and an adequate internal control environment.

The governance of Credit Suisse Group AG and Credit Suisse AG is fully aligned. Each of the Board of Directors and the Executive Board are comprised of the same individuals.

Investment Banking Division
The Investment Banking Division runs the global corporate banking business with large enterprises as well as the global investment banking business.
Private Banking Division
The Private Banking Division runs the global private banking business as well as the Swiss corporate and retail banking businesses.
Asset Management Division
The Asset Management Division runs the global asset management business and is responsible for investment product management and development for all three divisions.

I INTRODUCTION
1 Scope and Content
1.1 The OGR establishes the duties and responsibilities of the BoD and its committees, the Chairman, the CEO, the ExB, the Bank committees, as well as certain executive functions of the Bank. It further establishes the duties and responsibilities of the Divisional CEOs, the Divisional MCs, the Regional CEOs, and the Regional MCs.

1.2 The responsibilities and authorities set out in these regulations including the annexes may only be delegated if expressly permitted herein or with the explicit approval or ratification by the BoD for a specific transaction or activity.

1.3 Notwithstanding any delegation of authority or approval process provided for in these regulations, no person shall participate in the approval, execution or implementation of any transaction (including the opening, closing or managing of a client’s account) or otherwise have any responsibility for or role in the execution or implementation of any such transaction, if such participation, responsibility or role would cause such person or any entity within the Group to violate any law or regulation to which such person or entity is subject.

1.4 CSG has allocated full management responsibility over certain of its directly held subsidiaries to the Bank. The ExB shall decide which Division shall be responsible for the respective businesses and to which extent they shall be integrated in the Bank’s management processes.

1.5 These regulations are applicable for all entities of the Group, subject to local law. They are directly applicable to CSG, the Bank and its branches world-wide, and indirectly, subject to applicable local law, to each subsidiary.

Each subsidiary may establish additional separate regulations to regulate business specific to such entity. However, the following provisions supersede any such separate regulations and shall prevail in any conflict, subject to applicable local law.

2 Approval Procedures for Urgent Business Matters
2.1 Should immediate action or approval be required to ensure the conclusion of a business matter, which lies in the authority of the BoD, provided that the BoD is not in a position to act in time and provided that there is no indication that the BoD would not approve the respective proposal, the matter may be approved by the CGC.

2.2 Should immediate action be required to ensure the conclusion of a business matter, provided that the authorized body is not in a position to act in time, provided that there is no indication that the authorized body would not approve the respective business matter, and provided that there are no other instructions from the CEO or the responsible ExB member, the respective business matter may be approved by the body or executive function one level below the authorized body or executive function.

2.3 If the procedure outlined in section 2.1 and 2.2 is applied, the authorized body or executive function must be advised of such transaction or project at the earliest opportunity.
II BOARD OF DIRECTORS
3 Organization
3.1 The BoD shall consist of at least a majority of independent directors as determined by the BoD taking into account the factors set forth below, the charters of the committees of the BoD and any applicable laws and regulations, in particular the Swiss Code of Best Practice, the New York Stock Exchange Corporate Governance Listing Standards and the SOX rules.

3.2 In general, a director is considered independent, if he is not and has not been employed as an executive officer of CSG or any of its principal subsidiaries or is not and has not been an employee or affiliate of CSG’s external auditor for the past three years and does not maintain a material direct or indirect business relationship with CSG or any of its subsidiaries. No BoD member shall be considered independent if he is or has been for the past three years part of an interlocking directorate in which an ExB member serves on the compensation committee of another company that employs the BoD member. BoD members with immediate family members who would not qualify as independent shall be subject to a three-year cooling-off period for purposes of determining their independence.

3.3 The BoD shall discharge its responsibilities as a joint board or through committees appointed by the BoD from among its members.
3.4 The BoD shall appoint a Chairman and one or several Vice Chairmen from among its members.
3.5 It shall designate one or several Secretaries who need not be a member of the BoD.
3.6 A member of the BoD shall generally retire at the Annual General Meeting of the year in which he reaches the age of 70 or after having served on the BoD for a maximum of 15 years. Under exceptional circumstances the BoD may propose to the shareholders to elect a particular BoD member for a further term of maximum 3 years despite the respective BoD member having reached the age or term limitation.

3.7 Subject to the applicable provisions in section 33 of this OGR, the BoD shall otherwise organize itself.
4 Chairman
4.1 The Chairman – or in his absence one of the Vice Chairmen – presides over the meetings of the BoD. He shall prepare an agenda in advance of each meeting in coordination with the ExB.
4.2 The Chairman co-ordinates the work of the BoD and the committees and ensures that the BoD members are provided with timely information relevant for performing their duties and responsibilities.
4.3 The Chairman may attend the meetings of the ExB as a non-voting participant. He challenges and supports the CEO and the ExB in developing the strategic business plans and financial objectives of the Group. He is also actively involved in establishing succession plans for key management positions.

4.4 The Chairman takes an active role in representing the Group to investors, customers, employees, and other stakeholders.
4.5 The Chairman is supported by the Chairman’s Office whose members he appoints as deemed appropriate.
5 Responsibilities and Authorities
5.1 The BoD shall be responsible for the overall direction, supervision and control of CSG, the Bank and its management. In particular, the members of the BoD shall jointly discharge the following actions:

5.1.1 determine the principal organization of the Group;
5.1.2 establish general accounting, financial control and planning principles and policies;
5.1.3 prepare and approve the annual report, annual financial statements, prepare shareholders’ meetings and implement resolutions taken by shareholders;
5.1.4 appoint or dismiss the CEO and the members of the ExB and grant them joint signing authority (dual authorization) for CSG and the Bank;
5.1.5 approve the principles for the business policy, the objectives, the strategy, the annual business and financial plans including the principal risk management strategy for the business activities;

5.1.6 approve the overall risk limits, in particular the ERC, VAR and ALM limits, as well as targeted regulatory capital ratios;
5.1.7 approve the principles and parameters for the appropriate measurement of market risks, specifically by approving overall market risk limits;
5.1.8 perform and document a systematic risk analysis as the basis for an appropriate ICS and review from time to time its appropriateness and efficiency;
5.1.9 supervise the implementation of appropriate processes and measures which ensure that employees on all levels are aware of and understand their responsibilities and tasks with regard to ICS processes;

5.1.10 approve the compensation principles and key elements of management and employee compensation plans and amendments thereto and of significant fringe benefit or welfare plans;
5.1.11 approve the compensation of the BoD members and the CEO and approve compensation packages for newly appointed ExB members;
5.1.12 approve the overall variable compensation pool and the key sub-pools;
5.1.13 approve actions and transactions and receive reports in accordance with annex A.
6 Monitoring, Access to Information, Reports
6.1 The BoD shall monitor that the CEO and the ExB pursue the business policy and strategy effectively and in accordance with all applicable laws, the AoA and the Code of Conduct.
6.2 The members of the BoD shall have access to all information concerning the Group as far as necessary to fulfil their duties as a BoD member. Should a member of the BoD require information or wish to review documents outside a BoD or committee meeting, he shall address his request to the Chairman. BoD members with functional duties may directly approach the responsible member of management to obtain any information needed to fulfil their functional duties.

6.3 The BoD shall receive the following reports:
6.3.1 risk reports at least on a quarterly basis providing an overview on key changes in the risk profile;
6.3.2 monthly financial reports providing an overview on the financial performance (overall and on a divisional basis) and capital adequacy;
6.3.3 regulatory reports, including the quarterly large exposure report, the annual Long Form Report issued by the external auditor, and reports on significant other regulatory issues as soon as practicable;

6.3.4 annual Compliance Report and ICS Report;
6.3.5 periodic reports on significant human resources matters;
6.3.6 other reports on material extraordinary events and actions taken as soon as practicable.
6.3.7 The Chairman may request additional reports as deemed appropriate.
7 Committees
7.1 The BoD establishes the following regular committees and approves their charters:
- the Chairman’s and Governance Committee;
- the Audit Committee;
- the Compensation Committee; and
- the Risk Committee.

7.2 The members of the committees shall be appointed for the period of one year. The committees shall organize themselves according to their charters.
7.3 The chairmen of the committees shall regularly inform the BoD on material matters discussed at the committee meetings.
8 Chairman’s and Governance Committee
8.1 The CGC shall consist of the Chairman, the Vice Chairmen, the chairmen of the AC, RC and CC and other members appointed by the BoD. It may include non-independent members. It shall establish its own charter to be submitted to the BoD for approval.

8.2 The CGC shall, in particular, have the following responsibilities:
8.2.1 act as counselor to the Chairman and facilitate the dialogue between the members of the BoD and the Chairman;
8.2.2 discuss with the CEO and assess any significant appointment proposal to be submitted to the BoD for approval, in particular appointments to the ExB;
8.2.3 develop criteria and assess candidates for a BoD membership and propose to the BoD for recommendation to the Annual General Meeting;
8.2.4 ensure the maintenance of high standards of corporate governance and make recommendations to the BoD on corporate governance issues, in particular BoD committee composition and BoD member independence.

9 Audit Committee
9.1 The AC shall consist of not less than three independent members. It shall establish its own charter to be submitted to the BoD for approval. The members of the AC shall satisfy all additional independence and qualification requirements as set forth in the charter.

9.2 The AC shall, in particular, have the following responsibilities:
9.2.1 review the annual report, the annual financial statements and proposed resolutions for the AGM to be submitted to the BoD for approval (subject to shareholders’ approval);
9.2.2 review the quarterly financial statements;
9.2.3 review management’s report on internal control over financial reporting (SOX 404), the annual ICS report as well as the annual Compliance report;
9.2.4 review the performance and the effectiveness of the internal and external audit function;
9.2.5 take note of significant extraordinary reports submitted to regulators;
9.2.6 review the findings of Internal Audit and the external auditors and approve their annual audit objectives;
9.2.7 review reports by the GC on material legal, compliance and regulatory matters, including matters raised by way of the whistleblower process.
10 Compensation Committee
10.1 The CC shall consist of not less than three independent members. It shall establish its own charter to be submitted it to the BoD for approval.
10.2 The CC shall, in particular, have the following responsibilities:
10.2.1 review the Group’s compensation principles and submit them to the BoD for approval;
10.2.2 discuss and determine amendments to existing or the establishment of new management and employee compensation plans and of significant fringe benefit or welfare plans and submit key elements of such plans and any significant amendments thereto to the BoD for approval;

10.2.3 propose compensation for the BoD members and the CEO to the BoD for approval;
10.2.4 review and recommend the overall variable compensation pool and the key sub-pools to the BoD for approval and provide the BoD with a review of the compensation process on an annual basis;
10.2.5 review and approve the compensation proposal for the members of the ExB and other individuals, as well as any mandatory public disclosure of management compensation, and inform the BoD on the decisions taken as stipulated in the CC Charter;

10.2.6 receive periodic information on employee expense regulations.

11 Risk Committee
11.1 The RC shall consist of not less than three members and may include non-independent members. It shall establish its own charter to be submitted to the BoD for approval.
11.2 The RC shall, in particular, have the following responsibilities:
11.2.1 make recommendations to the BoD on risk-related matters, including the changes to major risk management and capital adequacy methodologies;
11.2.2 approve the list of countries to be monitored with internal country limits and the country limits allocated to such countries insofar as this authority has not been delegated (see annex A II);
11.2.3 review the risk limit applications subject to approval by the BoD;
11.2.4 approve the illiquid investment limit (see annex A IV);
11.3 establish other limits to control significant risks and define the respective approval authorities.

III MANAGEMENT ORGANIZATION
12 General Provisions
12.1 The ExB shall have the overall responsibility for the operational management.
12.2 The businesses of the Group are managed through three Divisions and a number of ShS functions which provide infrastructure and services. In addition, a regional management layer focusing on regional developments and the coordination of the divisional and ShS activities in the regions has been established.

13 Chief Executive Officer
13.1 The CEO shall be appointed by the BoD and may not be a member of the BoD.
13.2 The CEO shall, in particular, have the following authorities and responsibilities with the right to delegate the performance and implementation of such authorities and responsibilities further:
13.2.1 designate a deputy who shall exercise all responsibilities and authorities of the CEO should he be incapacitated or unavailable to exercise his function as CEO;
13.2.2 establish a management organization that avoids the creation or appearance of conflicts of interests and enables the Group to effectively operate its businesses in accordance with the strategy approved by the BoD. In particular, he shall establish a risk management function and a legal and compliance function independent from any business line;

13.2.3 issue policies necessary for the management and operation of the Group, to the extent that this is not the responsibility of the BoD;
13.2.4 supervise the business activities and be responsible for the implementation of resolutions of the BoD and its committees;
13.2.5 approve actions and transactions and receive reports in line with annex A;
13.2.6 ensure that the reporting duties to the BoD and its committees as stipulated in sections 6.3 and 8 through 11 of this OGR as well as the applicable committee charters are fulfilled.
14 Executive Board
14.1 The ExB members are appointed by the BoD. The CEO shall act as the chairman of the ExB. Otherwise the ExB shall organize itself.
14.2 The CEO shall have a right to veto any decision taken by the ExB. He shall inform the Chairman on any such vetoes.
14.3 The ExB shall, in particular, have the following authorities and responsibilities:
14.3.1 regularly review and co-ordinate significant initiatives, projects and business developments in the Divisions, Regions and ShS functions and reconcile any arising issues;
14.3.2 regularly review the consolidated and divisional financial performance;
14.3.3 establish annual strategic business plans, performance targets and budgets for the Group as a whole, the Divisions and the Regions including resource allocation, subject to approval by the BoD and implement such plans;

14.3.4 grant corporate titles for CSG and the Bank and signatory power for the Bank in line with section 32;
14.3.5 approve the annual capital expenditure plan and establish the approval authorities for investments within the approved plan as well as extraordinary investments in line with section 15 of annex A;

14.3.6 approve selected key policies for the Group;
14.3.7 appoint the Group’s representatives into important commissions or organizations;
14.3.8 approve actions and transactions and receive reports in line with annex A.
14.4 Any member of the ExB must notify the CEO promptly and the ExB at the next opportunity of any extraordinary events or risks occurring in the course of ongoing business activities.
14.5 All board and similar mandates within the Group, held by a member of the ExB by virtue of his office, shall be relinquished upon termination of service within the Group, unless otherwise determined by the CGC in consultation with the CEO.

15 ExB Committees
15.1 Capital Allocation and Risk Management Committee
15.1.1 The CEO establishes the CARMC which shall operate in three cycles:
- Position Risk Cycle;
- Finance and Capital Cycle; and
- ICS Cycle.

15.1.2 The CEO shall appoint a minimum of five members from the ExB and senior management to form the CARMC. The CEO shall appoint a chairman for each CARMC cycle. Otherwise the CARMC shall organize itself. The CARMC may delegate its authority to set and approve certain limits to the CRO, the GCRO or divisional RMCs, if appropriate.

15.1.3 The CARMC may establish sub-committees to monitor specific risks or sub-committees within divisions or regions and may delegate relevant authorities to these sub-committees as required. Such sub-committees shall ensure regular information to the CARMC.

15.1.4 The CARMC shall review policies approved by the RPSC;
15.1.5 The CARMC shall approve actions and transactions and receive reports in line with annex A.
15.1.6 Position Risk Cycle: the CARMC shall, in particular, have the following authorities and responsibilities related to position risks:
15.1.6.1 ensure that proper standards for risk management are established;
15.1.6.2 define and implement risk management strategies for the various business activities within the Group;
15.1.6.3 allocate risk capital and establish market risk limits for individual divisions and/or businesses;
15.1.6.4 review the risk portfolio, set and approve any limits and ceilings or implement other appropriate measures to monitor and manage the risk portfolio;
15.1.6.5 approve all limit applications subject to approval by the BoD or the RC.
15.1.7 Finance and Capital Cycle: the CARMC shall, in particular, have the following authorities and responsibilities related to ALM, funding, liquidity and capital matters:
15.1.7.1 review the funding and balance sheet trends and activities;
15.1.7.2 plan and monitor regulatory and business liquidity requirements and monitor the interest rate risk in the banking books;
15.1.7.3 plan and monitor internal and regulatory capital adequacy as well as RWA utilization;
15.1.7.4 approve the CS Policy on Funding Authority in line with section 17.2.6;
15.1.7.5 approve boundaries for foreign exchange and interest rate risks related to the investment of own equity.
15.1.8 ICS Cycle: the CARMC shall, in particular, have the following authorities and responsibilities related to operational risks, legal and compliance issues and internal control matters:
15.1.8.1 monitor and analyze significant legal and compliance risks (incl. SOX compliance);
15.1.8.2 monitor and assess valuation risks;
15.1.8.3 review effectiveness of the new business approval process;
15.1.8.4 review and assess the adequacy of the Group’s business continuity plans;
15.1.8.5 set limits, caps and triggers on specific businesses to control significant operational risk exposure and impose additional expenditure where appropriate to mitigate significant operational risks;

15.1.8.6 review and assess the appropriateness and efficiency of the ICS.
15.2 Risk Processes and Standards Committee
15.2.1 The CRO shall appoint a minimum of five members from the ExB and senior management to form the RPSC. Otherwise the RPSC shall organize itself.
15.2.2 The RPSC shall, in particular, have the following authorities and responsibilities:
15.2.2.1 review major risk management processes;
15.2.2.2 issue general instructions, standards and processes concerning risk management;
15.2.2.3 approve material changes in market, credit and operational risk management standards and policies and related methodologies with notification to the CARMC and the chairman of the RC;
15.2.2.4 approve the standards for the computation of the amount of risk capital for all types of transactions.

15.3 Reputation Risk and Sustainability Committee
15.3.1 The CEO shall appoint a minimum of five members from the ExB and senior management to form the RRSC. Otherwise, the RRSC shall organize itself.
15.3.2 The RRSC shall, in particular, have the following authorities and responsibilities:
15.3.2.1 determine the strategy regarding environmental and social issues;
15.3.2.2 ensure the Group-wide implementation of and compliance with the Group’s sustainability policy and sustainability commitments;
15.3.2.3 serve as the decision body for environmental and social issues (subject to escalation to the ExB).
15.4 Other Committees
15.4.1 The CEO may establish further ExB committees if deemed appropriate.
IV SHARED SERVICES FUNCTIONS
16 General Provisions
16.1 While the Divisions remain responsible for certain operational functions that are critical for the revenue generation in the Divisions, the ShS functions are consolidated at Bank level.
16.2 The CEO allocates the management of such consolidated ShS functions to either of the COO, the CFO, the CRO, the GCRO, the CIO or the GC.
16.3 The COO, the CFO, the CRO, the GCRO, the CIO and the GC shall have the authority to establish policies for their respective functions as well as for areas where the execution of specific duties within their functions is allocated to the Divisions.

17 Chief Financial Officer
17.1 The CFO shall be appointed by the BoD. He shall report directly to the CEO.
17.2 The CFO shall, in particular, have the following authorities and responsibilities (’CFO duties’), with the right to delegate the performance and implementation of such CFO duties further:
17.2.1 establish an organizational basis to manage all financial matters of the Group;
17.2.2 establish a controlling, accounting, product control, tax, treasury and investor relation function;
17.2.3 establish a new business approval process;
17.2.4 ensure transparent and timely financial reporting (accounting policies, statutory and consolidated financial statements) internally as well as to the public and regulators in line with legal and regulatory requirements as well as best practice;

17.2.5 ensure together with the CRO, the GCRO and the GC that all license requirements are continuously adhered to and that all regulatory reports are filed on a timely basis;
17.2.6 develop and propose to the CARMC (Finance and Capital Cycle) for approval the CS Policy on Funding Authority defining the authorities and responsibilities for
- the use of money market and capital market instruments and derivatives for the management of the balance sheet;
- the use of capital market transactions, the issuance and sale of notes, bonds, preferred shares and similar securities;
- the issuance of structured notes; and
- borrowings by the Group.

17.2.7 manage regulatory and business liquidity and capital adequacy within the general band set by the regulators, the BoD and/or the CARMC;
17.2.8 approve the CS Policy on Inter-Company Guarantees and the CS Policy on Capital of Branches and Subsidiaries;
17.2.9 approve actions and transactions and receive reports in line with annex A.
18 Chief Risk Officer
18.1 The CRO shall be appointed by the BoD. He shall report directly to the CEO.
18.2 The CRO shall, in particular, have the following authorities and responsibilities (’CRO duties’) with the right to delegate the performance and implementation of such CRO duties further:
18.2.1 establish an organizational basis to manage all risk management matters of CS including an appropriate credit risk management, market risk management and operational risk management function, all of which shall be independent from any business line;

18.2.2 establish a risk reporting system that ensures, in particular, that relevant information on the risk portfolio is provided to senior management on a regular basis as required;
18.2.3 designate a CCO, who shall have the authority to approve actions and transactions in line with annex A and shall be responsible for administrating any credit limits and loan transactions in line with the credit risk policy. If appropriate, the function may be split along divisional lines;

18.2.4 ensure together with the GCRO, the CFO and the GC that all license requirements are continuously observed and that all regulatory reports are filed on a timely basis;
18.2.5 make proposals to the RPSC regarding:
- procedures for analyzing and monitoring the risk portfolio;
- risk measurement principles and key parameter changes;
- the standards for computation of the amount of risk capital for all types of transactions;

18.2.6 approve actions and transactions and receive reports in line with annex A.
19 Group Chief Risk Officer
19.1 The GCRO shall be appointed by the BoD. He shall report directly to the CEO.
19.2 The GCRO shall, in particular, have the following authorities and responsibilities (’GCRO duties’) with the right to delegate the performance and implementation of such GCRO duties further:
19.2.1 in consultation with the CRO represent the risk management function in selected divisional risk management committees;
19.2.2 act as head of Reputational Risk and chair the RRSC;
19.2.3 represent the Group vis-à-vis the lead regulator in all risk management related matters;
19.2.4 be responsible and drive the implementation of the BCP efforts;
19.2.5 take a leading role in projects and initiatives as mandated by the CEO;
19.2.6 ensure together with the CRO, the CFO and the GC that all license requirements are continuously observed and that all regulatory reports are filed on a timely basis;
19.2.7 approve actions and transactions and receive reports in line with annex A.
20 Chief Operating Officer
20.1 The COO shall be appointed by the BoD. He shall report directly to the CEO.
20.2 The COO shall, in particular, have the following authorities and responsibilities (’COO duties’) with the right to delegate the performance and implementation of such COO duties further:
20.2.1 establish an organizational basis to manage the functions allocated to the leadership of the COO, which include, in particular, human resources, communication and branding, public policy, corporate development, corporate real estate services, and supply management.

21 Chief Information Officer
21.1 The CIO shall be appointed by the BoD. He shall report directly to the CEO.
21.2 The CIO shall, in particular, have the following authorities and responsibilities (’CIO duties’) with the right to delegate the performance and implementation of such CIO duties further:
21.2.1 establish an organizational basis to manage all IT matters and deliver and maintain effective IT solutions for critical business initiatives.
22 General Counsel
22.1 The GC shall be appointed by the BoD. He shall report directly to the CEO.
22.2 The GC shall have all necessary authorities for legal and compliance matters within the Group. In particular, he shall have the following authorities and responsibilities (’GC duties’) with the right to delegate the performance and implementation of such GC duties further:

22.2.1 establish an organizational basis for the management of all legal and compliance matters independent from any business line;
22.2.2 ensure together with the CFO, the GCRO and the CRO that all license requirements are continuously observed and that all regulatory reports are filed on a timely basis;
22.2.3 be responsible for the representation of the Group vis-a-vis the lead regulator (excluding risk management related matters; see section 19.2.3 above) and co-ordinate with the Regional CEOs the representation of the Group vis-à-vis other regulators and governmental authorities;

22.2.4 establish a policy as to the approval authorities and the monitoring of outside business activities of employees.
V DIVISIONS
23 General Provisions
23.1 While the CEO and the members of the ExB have the overall management responsibility for the Group, the responsibility for the operational management of the Divisions and specific subsidiaries is delegated to the Divisional CEOs.

23.2 The Divisional CEOs shall establish their own MCs. They shall be responsible for establishing an efficient organizational and management structure in the Division. The Divisional CEOs consult with the ExB prior to making significant changes to the organizational and management structure in the Divisions.

24 Divisional Chief Executive Officer
24.1 The Divisional CEOs shall be appointed by the BoD and report directly to the CEO.
24.2 The Divisional CEO shall be responsible for the operational management of the businesses and subsidiaries allocated to his Division. He shall, in particular, have the following authorities and responsibilities (’Divisional CEO duties’) with the right to delegate the performance and implementation of such Divisional CEO duties further:

24.2.1 establish an adequate organizational basis to manage the divisional businesses and subsidiaries allocated to such Division;
24.2.2 issue policies necessary for the management and operation of the Division, to the extent that it is not the responsibility of the BoD, the CEO, the ExB or the Region and to the extent it does not concern the responsibility of a ShS function;

24.2.3 actively co-ordinate business activities with the other Divisional CEOs and with the responsible Regional CEO.
25 Divisional Management Committee
25.1 The divisional MCs shall consist of the Divisional CEO and other members from the divisional management appointed by the Divisional CEO upon consultation with the CEO. The Divisional CEO shall act as the chairman of the MC and shall have a right of veto regarding decisions taken by the MC. Otherwise the MC shall organize itself.

25.2 The divisional MC shall, in particular, have the following authorities and responsibilities:
25.2.1 regularly review and co-ordinate significant initiatives, projects, business developments in the Divisions and efficiently reconcile any arising issues;
25.2.2 develop the divisional strategic business plan and budget for approval by the ExB.
25.3 Any MC member must notify the Divisional CEO promptly and the MC at the next opportunity of any extraordinary risks occurring in the course of ongoing business activities.
26 Divisional Risk Management Committee
26.1 The Divisions shall establish a divisional RMC which shall consist of the Divisional CEO and other members from divisional management. It shall also include representatives from relevant ShS functions. Other than that the Divisional RMC may organize itself.

26.2 The divisional RMC shall, in particular, have the following the authorities and responsibilities:
26.2.1 regularly review and discuss division specific market and credit risk matters;
26.2.2 perform tasks delegated to it by the CARMC;
26.2.3 set limits to control or cap businesses as appropriate;
26.2.4 regularly review and discuss division specific operational risks, legal and compliance issues and internal control matters if these tasks are not performed by a separate divisional committee;
26.2.5 ensure that significant divisional risks are escalated to the CARMC or other bodies at bank level as appropriate.
VI REGIONAL MANAGEMENT
27 General Provisions
27.1 Each of the four geographic regions (Switzerland; Americas; Europe, Middle East and Africa; Asia Pacific) is led by a Regional CEO.
27.2 The Regional CEOs shall establish their own MCs. They shall – in cooperation with the Divisional CEOs – establish an efficient organizational and management structure in the Region. The Regional CEOs consult with the ExB prior to making significant changes to the organizational and management structure in the Regions.

28 Regional Chief Executive Officer
28.1 The Regional CEOs shall be appointed by the BoD and shall report directly to the CEO, but shall also be accountable to the Divisional CEOs.
28.2 The Regional CEOs shall, in particular, have the following authorities and responsibilities (“Regional CEO duties”) as it relates to their region with the right to delegate the performance and implementation of such Regional CEO duties further:

28.2.1 establish and appoint the appropriate country management in consultation with the Divisions concerned;
28.2.2 issue policies necessary for the management and operation of the Region, to the extent that it is not the responsibility of the BoD, the CEO, the ExB or a Division and to the extent it does not concern the responsibility of a ShS function;

28.2.3 foster the development of the Bank by challenging and coordinating the development of the divisional businesses and foster business growth in the region by facilitating cross-divisional client referral programs and product delivery;

28.2.4 co-ordinate divisionally aligned services and operations in the region;
28.2.5 oversee the internal control system and other risk management activities in the region and coordinate any necessary action with the Divisions and the ShS functions concerned;
28.2.6 represent CS vis-a-vis authorities and key clients individually or jointly with divisional or ShS representatives as appropriate;
28.2.7 have ultimate responsibility for the relationship with regulators in the region with the exception of the relationship vis-a-vis the lead regulator (see also sections 19.2.3 and 22.2.3);
28.2.8 have a right to veto any transactions concerning such region on reputational grounds;
28.2.9 endorse hirings or dismissals of employees with key functions in the regions as well as decisions on promotion and compensation of such individuals.
29 Regional Management Committee
29.1 The regional MCs shall consist of the Regional CEO and other members appointed by the Regional CEO upon consultation with the CEO and in coordination with the Divisions and ShS as appropriate. The Regional CEO shall act as the chairman of the MC and shall have a right of veto regarding decisions taken by the MC. Otherwise the MC shall organize itself.

29.2 The regional MC shall, in particular, have the following authorities and responsibilities:
29.2.1 regularly review and co-ordinate significant initiatives, projects, business developments in the regions and efficiently reconcile any arising issues;
29.2.2 develop the regional strategic business plan and budget for approval by the ExB.
29.3 Any MC member must notify the Regional CEO promptly and the MC at the next opportunity of any extraordinary risks occurring in the course of ongoing business activities.
VII INTERNAL AUDIT
30 Internal Audit
30.1 Internal Audit shall systematically, objectively and independently assess whether major risks are appropriately identified and managed, the internal control system is effective, the governance processes established ensure compliance with applicable policies, laws and regulations, and management performs efficient monitoring and oversight.

30.2 Internal Audit shall report directly to the Chairman of the AC. It shall have unrestricted access to all information and all employees as it is required to perform its tasks. However, the review of compensation and employee related files shall require the approval of the Chairman or the chairman of the CC.

30.3 The Internal Audit Department is led by the Head of Internal Audit, who shall be appointed by the BoD upon proposal by the AC and endorsement by the CGC.
30.4 The authorities and responsibilities as well as the working procedures of Internal Audit shall be outlined in the charter of the AC and the Regulations for Internal Audit as adopted by the AC.
30.5 Internal Audit shall prepare its reports independently. The reports shall be distributed to executive bodies and management as set forth in the Regulations for Internal Audit.
30.6 As set forth in the charter of the AC and in the Regulations for Internal Audit Internal Audit shall regularly submit reports to the AC on significant findings, the achievement of its annual audit objectives, and other matters as deemed appropriate.

30.7 Any member of the ExB may submit a request to the chairman of the AC or, in his absence, to the Chairman of the BoD, for Internal Audit to carry out a special project or investigation.
VIII SPECIAL PROVISIONS
31 Conflicts of Interest
The members of the BoD, the ExB, the divisional and regional MCs, and all committees shall disclose any personal interests, or those of a closely related person or company, that they might have in a particular action or transaction and shall abstain from participating in any decisions involving such personal interests.

32 Titles, Signing Authorities and Powers of Attorney
32.1 Corporate Titles of CS and Signing Authority on behalf of the Bank
32.1.1 The BoD appoints the CEO and the members of the ExB and grants them full signing authority exercisable jointly by two.
32.1.2 The ExB appoints MDR, MDA, DIR, VP, AVP, ASO and ANL.
32.1.3 Joint signing authority (dual authorization) is automatically granted to MDR, MDA, DIR and VP upon their appointment by the ExB in line with the AoA of the Bank.
32.1.4 Joint power of procuration (dual authorization) (i.e. Prokura according to Art 458ff of the Swiss Code of Obligations) is automatically granted to AVP, ASO and ANL upon their appointment by the ExB in line with the AoA of the Bank.

32.1.5 The ExB may grant limited signing authority (dual authorization) in the form of a commercial mandate (i.e. Handlungsvollmacht according to Art 462 of the Swiss Code of Obligation) to employees without a corporate title.

32.1.6 The ExB shall establish a policy to further detail signing authorities.
32.2 Special Provisions for Signing Authority on behalf of CSG
32.2.1 The approval of any signing authority (joint signing authority, joint power of procuration and commercial mandates) on behalf of CSG requires approval by the BoD.
32.3 Functional Titles
32.3.1 The ExB shall establish a policy to guide the use of functional titles within the Group.
32.4 Powers of Attorney
32.4.1 Powers of Attorney may be granted as set forth below to third parties, who may also be employees of the Group, authorizing such third parties to individually or jointly execute documents or take other actions in connection with actions and transactions approved consistent with the OGR.

32.4.2 Members of the ExB and the divisional or regional MCs as well as the heads of a ShS function may, jointly by two, designate certain employees with a corporate title of AVP or higher to be authorized to grant, jointly by two Powers of Attorney on behalf of CSG or the Bank.

32.4.3 Powers of Attorney on behalf of any branch of the Bank outside Switzerland may be granted, jointly by two, by two authorized signatories of such branch, one of which must be a MDR or the branch manager.

33 Meetings and Minutes
33.1 Meetings of the BoD and its Committees
33.1.1 The BoD shall hold at least six ordinary meetings per year. The frequency of the meetings of the committees of the BoD shall be defined in the charter of the respective committee.
33.1.2 Extraordinary meetings of the BoD and its committees shall be held upon request by the Chairman of the respective body or any other member.
33.1.3 The meetings shall be called by the respective chairman; sufficient notice of meetings shall be given prior to the meeting date and shall contain the items on the agenda.
33.1.4 The BoD and each committee shall designate a secretary who need not be a member of such body.
33.1.5 Preparatory documents for the meeting shall be made available in a timely manner. In principle, business matters asking for a decision shall not be made without advance documentation.
33.1.6 The respective chairman shall decide as to the attendance of management members at meetings.
33.1.7 Subject to statutory provisions to the contrary, the majority of the members of the respective body must be present for the purpose of passing resolutions. Participation via telephone or video-conference is permitted.

33.1.8 The absolute majority of the votes cast shall be necessary to pass a resolution. In the event of deadlock, the chairman of the meeting shall cast the deciding vote.
33.1.9 Resolutions of the BoD or a committee may also be passed by way of written consent provided the text of the resolution is sent to all members of the respective body and provided that a majority of the members cast a vote. Any member shall have the right to request, within the period stipulated for the vote, that the matter be discussed in a meeting and not be decided upon by way of written consent.

33.1.10 Minutes shall be kept of the discussions as deemed appropriate and resolutions of the BoD and its committees.
33.1.11 The minutes of the BoD and its committees shall be signed as specified by the chairman of the respective body. They shall be made available for review prior to the next meeting and approved thereat.

33.2 Meetings of ExB and other bodies established in the OGR
33.2.1 The frequency of meetings of the ExB and other bodies established in this OGR shall be set by the respective chairman.
33.2.2 The ExB and other bodies established in the OGR shall, unless otherwise instructed, record their resolutions only.
33.2.3 Otherwise the rules set out above for the meetings of the BoD and its committees shall in analogy be applicable to the meetings of the ExB and other bodies established in the OGR.
34 Financial Year
The financial year is identical with the calendar year.

ANNEX A – APPROVAL AUTHORITIES
I AUTHORITY FOR COUNTERPARTY LIMITS AND TRANSACTIONS
1 General Provisions
1.1 The management of credit risk is a joint responsibility between the Divisions and CRM. However, the ultimate credit risk decision lies with CRM. After endorsement by the respective front management, all credit exposures require approval by designated representatives within CRM under approval authorities as designated by the responsible CCO and the CRO (subject to the provisions set out below).

1.2 The CRO establishes and approves the Global Credit Risk Policy. The CCO – in consultation with the CRO – details the Global Credit Policy further by establishing divisional sub-policies.
1.3 All loans and other credit limits must be approved and documented and periodically reviewed in an independent credit review process in accordance with the policies set forth by the CCO.
1.4 The total credit limit for a client, or in the case of client groups, the aggregate of all total credit limits or transactions is relevant for the determination of the approval authority.
2 Approval Authorities

2.1 The CCO has approval authority up to USD 3bn. Credit limits and underwritings exceeding this threshold are to be approved by the CRO.
2.2 Upon consultation with the CRO, the CCO shall establish a policy outlining the approval limits to be delegated to credit specialists or credit committees within CRM. The maximum limit to be delegated may not exceed USD 2bn. The policy shall also regulate the approval authorities establishing provision on credit positions, other actions in connection with credit recovery situation, temporary limit excesses and account overdrafts.

2.3 Any transaction which results in a counterparty exposure exceeding 25% of the available regulatory capital is subject to review by the CFO.
2.4 The anticipated hold level for underwritings is generally to be achieved within 90 days. During a prescribed period, underwriting positions may be exempt from certain limits if approved by the CARMC or its delegates.

2.5 The RC may temporarily approve higher approval authorities.
2.6 Subject to the endorsement by the CRO, the CCO shall establish, in accordance with OGR 2.2, the authority for approving urgent credit transactions.
II AUTHORITY FOR COUNTRY LIMITS
3 Approval Authorities

3.1 For the countries determined according to section 11.2.2 of this OGR country limits shall be approved at least on an annual basis. Approval authority for the country limits is governed as follows:

1) The country ratings are approved by the CCO*
2) The RC may group certain countries and establish aggregate limits.
3) Exceptional excesses of up to 10% may be approved by the CCO*; exceptional excesses of up to 20% may be approved by the CRO. The CARMC and the RC shall be notified of any such approval at their next meetings.

* if the CCO function is split along divisional lines the country limit authorities are allocated to the IB CCO.
3.2 Allocation of country limits to the Divisions is determined by the CARMC.
3.3 The CRO may retain a portion of a country limit or regional limit as a Bank Reserve.
3.4 CRM may apply for an allocation of the Bank Reserve. The CRO may allocate any portion of the Bank Reserve to any country or region, reporting quarterly to the RC if used.
III TRADING ACTIVITIES
4 Trading Activities
4.1 The CARMC shall establish trading risk and position limits for business activities and legal entities within the Group and may delegate the monitoring of such limits as appropriate.
4.2 The CARMC shall ensure that appropriate approval processes for transactions executed under these trading risk limits are established.
4.3 The CRO may approve temporary excesses of any trading risk and position limit up to a maximum of 10%, with immediate notice to the CEO, and with information to the CARMC and the BoD at its next meeting.

IV ILLIQUID INVESTMENTS
5 General Provisions
5.1 The illiquid investment limit covers transactions which due to their characteristics and risk profile are not subject to CARMC approved processes for trading activities outlined in section III of annex A (Trading Activities) and are not subject to the approval authorities outlined in section V of annex A (Formations, Liquidations, Mergers, Acquisitions, Divestitures, Long-term Participations and other Actions and Transactions).

5.2 The illiquid investment limit covers in particular seed money investments, private equity investments, including investments in portfolio companies and funds, and other illiquid investments. Investments pursued for bank strategic reasons are generally subject to section V below.

6 Approval Authorities
6.1 The illiquid investment limit is approved by the RC (see 11.2.4). The RC shall receive an annual update on the Bank’s illiquid investment activities.
6.2 The CARMC shall allocate the illiquid investment limit to the Divisions as appropriate. If appropriate it may also introduce restrictions to using the limit e.g. in terms of industry or type of business. The CARMC receives regular updates on the exposure under the illiquid investment limit.

6.3 The Divisions shall establish a governance model regarding investments under the illiquid investment limit as delegated to them by the CARMC. In particular, the Divisions shall establish rules as to approval authorities as well as information and escalation processes.

V FORMATIONS, LIQUIDATIONS, MERGERS, ACQUISITIONS, DIVESTITURES, LONG-TERM PARTICIPATIONS AND OTHER ACTIONS AND TRANSACTIONS
7 General Provisions
7.1 The approval authorities as outlined herein are required for the actions and transactions described in sections 8 to 11. They do not apply to transactions accounted for under the illiquid investment limit or investments made for trading purposes.

7.2 Notwithstanding anything to the contrary in section V or elsewhere in this OGR, the CFO or his delegate may approve any of the actions or transactions in sections 8 to 11 of annex A when they are taken or entered into in the context of or incidental to other actions and transactions that were previously approved in accordance with the OGR, with periodic information to the CEO.

7.3 When any approval or denial is given by the CFO’s delegate, he must give regular information to the CFO.
7.4 A “Non-operating Subsidiary” is any subsidiary that (a) is not regulated and (b) and has no material contact with third parties. A subsidiary that is not a Non-operating Subsidiary is an “Operating Subsidiary”. “Regulated” means regulated or licensed in any jurisdiction as a bank, securities firm or other financial services provider.

8 Formation and Liquidation of Subsidiaries
8.1 When directly or indirectly wholly owned by the Group and provided the formation or liquidation of the subsidiary will not result in a significant change to the organizational structure, the action shall be approved by the CFO or his delegate.

8.2 When a Non-Operating Subsidiary is being formed or liquidated in connection with the day-to-day management of a line of business the transaction shall be approved by the CFO or his delegate.
8.3 Otherwise the formation or liquidation shall be approved in accordance with the approval authorities in section 12 of annex A, where the relevant total amount of the transaction is,
a) in the case of a formation, the total amount of capital to be initially provided (or anticipated to be provided in the short term) to such subsidiary by CSG, the Bank or one of its subsidiaries.
b) in the case of a liquidation, the estimated value of the direct or indirect interest in the subsidiary at the time the determination to liquidate is made.

9 Merger, Consolidation or Similar Transaction; Acquisition or Divestiture of a Subsidiary, Interest in a Subsidiary or Assets Constituting a Business
9.1 When solely among any of the direct or indirect wholly owned subsidiaries, except when such transaction results in a significant change to the organizational structure, the action or transaction shall be approved by the CFO or his delegate.

9.2 When, in connection with the day-to-day management of a line of business, a Non-operating Subsidiary is to be merged, consolidated, or be party to a similar transaction with a third party, the action or transaction shall be approved by the CFO or his delegate.

9.3 When, in connection with the day-to-day management of a line of business, a Non-operating Subsidiary, an interest in a Non-operating Subsidiary or assets constituting a business that is not regulated in the meaning of section 7.4 of annex A is to be acquired from or divested to a third party, the action or transaction shall be approved by the CFO or his delegate.

9.4 Otherwise the action or transaction shall be approved in accordance with the approval authorities in section 12 of annex A, where the relevant total amount of the transaction is,
a) in the case of a merger, consolidation or similar transaction, the difference between the estimated value of the resulting merged, consolidated, similarly combined entity or interest in such entity and the estimated value of the Group’s direct or indirect interest in any subsidiary that was a party to such merger, consolidation or similar transaction prior to such transaction.

b) in the case of an acquisition or divestiture, the estimated value of/price paid for the subsidiary, interest in a subsidiary or assets constituting a business.

10 Acquisition or Divestiture of a Long-Term Participation
10.1 A Long-Term Participation is an equity investment made by CSG or any of its subsidiaries for strategic reasons in a third party entity.
10.2 An acquisition or a divestiture of a Long-Term Participation must be approved as follows:
a) When the estimated value of/price paid for the Long Term Participation being acquired or divested is less than CHF 2 million, such transaction shall be approved by the responsible member of a MC, with regular information to the Divisional CEO, the CEO and the CFO.

b) When a) above is inapplicable, a Long-Term Participation is being acquired or divested in connection with the day-to-day management of a business line and such participation is in an entity that (i) is not regulated in the meaning of section 7.4 of annex A and (ii) has no material contact with third parties, the transaction shall be approved by the CFO or his delegate.

c) Otherwise the transaction shall be approved in accordance with the approval authorities in section 12 of annex A, where the relevant total amount of the transaction is the estimated value of/price paid for the Long-Term Participation.

11 Establishment or Closure of Branches and Representative Offices
11.1 The establishment or closure of a branch or a representative office of CSG shall be approved by the CEO.
11.2 The establishment or closure of a branch or a representative office of the Bank shall be approved as follows:
a) when in Switzerland by the Regional CEO Switzerland
b) when outside Switzerland by the CEO upon consultation with the relevant Regional CEO.

11.3 The establishment of a branch or representative office of an Operating Subsidiary shall – upon consultation of the responsible Regional CEO – be approved as follows:
a) When (i) another branch or representative office of such entity already exists in the relevant country and (ii) the new branch or representative office is not anticipated to be material to the operation of the entity, the action shall be approved by the CFO or his delegate.

b) Otherwise the action shall be approved by the CEO.

11.4 The closure of a branch or representative office of an Operating Subsidiary shall – upon consultation of the responsible Regional CEO – be approved as follows:
a) When the branch or representative office is not material to the operation of the Operating Subsidiary the action shall be approved by the CFO or his delegate.
b) Otherwise the action shall be approved by the CEO.

11.5 The establishment or closure of a branch or representative office of a Non-operating Subsidiary shall be approved by the CFO or his delegate.
12 Approval Authorities
Unless provided otherwise by section IV of annex A, approval authority is governed as follows:

D = Decision; C = Consultation; I = Information
VI REPUTATIONAL RISKS
13 Reputational Risk Management
13.1 The RRSC shall designate, upon consultation with the Regional CEO, regional reputational risk approvers from among senior management in the respective Region.
13.2 The head of Reputational Risk shall develop a policy on managing reputational risks subject to RRSC approval.
13.3 The Regional CEO concerned by a particular transaction has the authority to overrule any approval by a regional reputational risk approver. A decision by a regional reputational risk approver to decline a transaction is, however, final.

VII FINANCING MATTERS AND CAPITAL EXPENDITURES
14 Financing of CSG, the Bank and its Subsidiaries
14.1 The use of money market instruments and capital market transactions, the issuance and sale of bonds, structured notes and similar securities is governed by the CS Policy on Funding Authority.
14.2 The conclusion or extension of a loan agreement or a guarantee agreement in connection with a loan agreement of a subsidiary and draw-downs under such agreements are governed by the CS Policy on Funding Authority and the Policy on Inter-Company Guarantees.

14.3 Issuance of comfort letters, regulatory keep-well letters and similar documents on behalf of CSG or the Bank require approval by the CFO. Issuance of comfort letters, regulatory keep-well letters and similar documents on behalf of subsidiaries require approval by the CFO or his delegate.

15 Capital Expenditures
15.1 The annual financial planning process for the Group shall include the planning of capital expenditure projects (in particular IT projects and investments in Group owned real estate) as well as the total financial framework for capital expenditures.

15.2 The ExB shall approve the capital expenditure plan for the Group. The ExB shall further establish a policy outlining the authority for the approval of individual investments under the approved plan as well as the authority for approval of expenditures outside the approved plan.

15.3 For each project or investment, a written capital expenditure application prepared in accordance with the applicable policies must be submitted for review to the approving member of management or management body.

15.4 The authority for the purchase of real estate at auctions in connection with repossession proceedings against clients or the acquisition of such real estate (under such circumstances) shall be determined by the CARMC.

ANNEX B – APPROVAL AUTHORITIES FOR CREDIT SUISSE GROUP AG LEGAL ENTITY SPECIFIC MATTERS
I CAPITAL STRUCTURE OF CSG
1 Ordinary, Authorized or Conditional Capital
1.1 Any changes to the ordinary, authorized or conditional capital require approval by the shareholders upon proposal by the BoD.
1.2 The issuance of ordinary or authorized capital may be executed by the BoD. In line with CSG’s AoA there is no quorum requirement for the acknowledgment of capital increases and the subsequent changes to the AoA.

1.3 The allocation of conditional capital for convertible bonds, bonds with options, shareholder options or similar instruments as well as for employee compensation plans is the responsibility of the BoD.

II SHARE REGISTER
2.1 The BoD appoints one or several Share Registrars who shall ensure the correct handling of all matters regarding CSG’s shareholder register.
2.2 The BoD issues or amends regulations governing the shareholders’ register.
2.3 The BoD shall receive at least annually a report on the shareholder structure.

ANNEX C – CORPORATE BODIES OF CREDIT SUISSE AG

Shareholders
External Auditors
Board of Directors
Internal Audit
Audit Committee
Risk Committee
Chairman's & Governance Committee
Compensation Committee
Regulators
Executive Board
Divisions
Investment Banking
IB Management Committee
Private Banking
PB Management Committee
Asset Management
AM Management Committee
Regions
Switzerland
Regional MC Switzerland
EMEA
Regional MC EMEA
Americas
Regional MC Americas
APAC
Regional MC APAC
Shared Services
ExB Committees
CARMC
Capital Allocation and Risk Management Committee
RPSC
Risk Processes and Standards Committee
RRSC
Reputational Risk and Sustainability Committee
Reporting line
Reports